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           EXHIBIT 8.  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


               Exhibit 8 -- CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 12, 1998, with respect to Separate Account A and dated February 12, 1998, with respect to Golden American Life Insurance Company in Post-Effective Amendment No. 22 to the Registration Statement
(Form S-6 No. 33-23458) and related Prospectus of Separate Account A.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Exhibit 4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                         /s/ ERNST & YOUNG LLP


Des Moines, Iowa
April 24, 1998